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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Endocardial Solutions, Inc. for the registration of 1,732,029 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2003, with respect to the financial statements of Endocardial Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

Minneapolis, Minnesota
September 8, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS